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              Consent of Independent Certified Public Accountants



We consent to the incorporation by reference in the registration statements of ADTRAN, Inc. on Form S-8 (File No. 333-4206) of our report, dated June 18, 1998, on our audit of the financial statements and financial statement schedules of ADTRAN, Inc. 401(k) Employee Savings Plan as of December 31, 1997 and 1996, and for the year ended December 31, 1997, which report is included in this Annual Report on Form 11-K.


/s/ Coopers & Lybrand
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Coopers & Lybrand
Birmingham, Alabama
June 30, 1998